                                                                     EXHIBIT 4.8



               THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN OR PURSUANT TO THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC" OR THE "DEPOSITARY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                        GOLDEN WEST FINANCIAL CORPORATION
                      5-1/2% Senior Note due August 8, 2006

Registered:  No. 1                                            CUSIP: 381317 AM 8
                                                                    $200,000,000

               GOLDEN WEST FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on August 8, 2006, and to pay interest thereon from August 8, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 8th and August 8th of each year, commencing February 8, 2002, at the rate of 5-1/2 % per annum, until the principal hereof is paid or made available for payment. Interest on this Security shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January

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24th or July 24th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person who was the Holder of this Security on the relevant Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of the Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person pursuant to an arrangement that is satisfactory to the Trustee and the Company; and provided, further, that so long as this Security is a global Security registered in the name of a depositary or its nominee, payments of the principal of and interest on this Security shall be made by wire transfer of immediately available funds.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


               [Remainder of this page intentionally left blank]



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               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  August 8, 2001                  GOLDEN WEST FINANCIAL CORPORATION

                                        By:  /s/ Russell W. Kettell
                                           -------------------------------------
                                             President

Attest:

  /s/ Michael Roster
------------------------------
  Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        BANKERS TRUST COMPANY


                                        By:  /s/ Tracy Salzmann
                                           -------------------------------------
                                                   Authorized Signatory



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                               REVERSE OF SECURITY

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of August 8, 2001 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000, but subject to the Company's right to "reopen" the series and issue additional Securities of such series from time to time.

               The Securities of this series are not subject to redemption at the option of the Company prior to the Stated Maturity of the principal thereof.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on the Securities of any series and
(b) certain restrictive covenants applicable to the Securities of any series, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

               The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all



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future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in and subject to the provisions of the Indenture, Holders of Securities of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holders shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by Holders of Securities of this series for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency prescribed herein and in the Indenture.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like term and tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this



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series are exchangeable for a like aggregate principal amount of Securities of this series and of like term and tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               The global Securities of this series will be exchangeable for definitive certificated Securities of this series if (i) the depositary for such global Securities notifies the Company that it is unwilling or unable to continue as depositary for such global Securities or at any time such depositary ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (or any successor thereto), if so required by applicable law or regulation, and the Company shall not have appointed a successor depositary for such global Securities within 90 days of such notification or of the Company becoming aware of the depositary's ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion determines that the global Securities of this series shall be exchangeable for definitive certificated Securities of this series and executes and delivers to the Trustee a Company Order to the effect that such global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of this series. If any global Security of this series is exchangeable pursuant to the preceding sentence, it shall be exchanged, without charge, for definitive certificated Securities of this series issued in authorized denominations and registered in such names as the depositary shall direct, and the Company will deliver to the Trustee definitive certificated Securities of this series, executed by the Company, in order to effect such exchange. Subject to the foregoing, a global Security of this series is not exchangeable, except for a Security of this series of the same aggregate principal amount to be registered in the name of such depositary or its nominee or in the name of a successor to the depositary or a nominee of such successor depositary.

               No service charge shall be made for any registration of transfer or exchange of this Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, privileges and immunities of the Trustee shall be governed by the laws of the State of New York.



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               All terms used in this Security which are defined in the
Indenture shall have the meanings assigned to them in the Indenture.



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

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -      as tenants in common
TEN ENT -      as tenants by the entireties
JT TEN -       as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT -                      Custodian
                           ----------------------         ----------------------
                                  (Cust)                             (Minor)
        under Uniform Gifts to Minors Act
                                         ---------------------------------------
                                                         (State)

               Additional abbreviations may also be used though not in the above list.

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]


[NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE, MUST BE PRINTED OR
TYPEWRITTEN]


the within Security, and all rights thereunder, hereby irrevocably constituting and appointing, such person attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
        -----------------------

               NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.



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